SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

October 31, 2007
 Date of Report (date of earliest event reported):

BETTER BIODIESEL, INC.
 (Exact name of registrant as specified in its charter)

Colorado	333-67174	84-1153946
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. Number)

355 South 1550 West
Spanish Fork, UT 84660
 (Address of principal executive offices)

Registrant’s telephone number, including area code: (801) 990-2810

Mountain States Holdings, Inc.
(Former name or former address, if changed since last report)

                Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 31, 2007, the Board of Directors (the “Board”) of Better Biodiesel, Inc. (the “Company”) accepted the resignations of Steve Nordaker and John Robinson from the Board.  Mr. Nordaker and Mr. Robinson had served on the Board since June 19, 2007.  The resignations of Mr. Nordaker and Mr. Robinson from the Board do not arise from any disagreement on any matter relating to the Company’s operations, policies or practices, or regarding the general direction of the Company.  The Company is currently interviewing potential Board candidates who can facilitate strategic relationships for the Company within the biodiesel industry.

The Board does not expect to name a successor for either Mr. Nordaker or Mr. Robinson at this time.  To the extent that any information called for in Item 404(a) of Regulation S-B is required pursuant to these resignations, such information is currently unavailable and will be provided in an amendment to this Form 8-K within four days from when this information becomes available.

Section 8 – Other Events

Item 8.01  Other Events.

On November 6, 2007, the Company executed a letter of intent with Green Energy Technology, Inc. (“GET”) to enter into a share exchange, whereby, upon the development, execution and closing of a definitive agreement by November 30, 2007, 15,750,000 shares of the Company’s common stock and the Company’s best efforts commitment to facilitate capital financing shall be exchanged for 100% of the common stock of GET, and GET will become a wholly owned subsidiary of the Company.  GET plans to realign the focus of the Company’s business from a technology-based producer of biodiesel fuel to a vertically integrated business comprised of: i) the procurement of low cost and diversified feedstock; ii) biodiesel fuel production using proven, established technologies; iii) the distribution of internally produced petro-biodiesel blended fuel; and iv) the research and development of future renewable, cost-beneficial feedstocks.

Also, on November 6, 2007, the Company executed a letter of intent with Ron Crafts, the Company’s Chairman and Chief Executive Officer, John Crawford, President, Chief Technology Officer and a Director of the Company, Lynn Dean Crawford, Chief Operations Officer of the Company, James Crawford, Mary Crafts, and Culinary Crafts, LLC., whereby common stock of the Company owned by Ron Crafts, John, James and Lynn Dean Crawford will be returned to the Company in exchange for: i) 100% of the membership interests in Domestic Energy Partners, LLC., the Company’s wholly owned subsidiary (“DEP”); ii) all accounts, contracts, equipment, furnishings, miscellaneous personal property, fixtures, general intangibles, transferrable tax rebate certificates, documents and copyrights owned by the Company and/or DEP; iii) all of the rights, title and interest held in the invention indentified in the patent application assigned to the Company; iv) the Company’s Twin Cessna airplane; and v) all liabilities in connection with, or obligations owed to, Mr. Crafts, John, James and Lynn Dean Crawford and/or Culinary Crafts.  Under this letter of intent, Ron Crafts, John Crawford and Lynn Dean Crawford will resign from their respective positions with the Company.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)                   Exhibits.

        On November 6, 2007, the Company entered into a letter of intent with Green Energy Technology, Inc., attached hereto as Exhibit 99.6.

        On November 6, 2007, the Company entered into a letter of intent with Ron and Mary Crafts, John, James and Lynn Dean Crawford, and Culinary Crafts, LLC, attached hereto as Exhibit 99.7.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated November 6, 2007

BETTER BIODIESEL, INC.

By:	/s/ Ron Crafts
Ron Crafts Chief Executive Officer

EXHIBIT INDEX

Exhibit                                Description
Number

99.6	Letter of Intent between Better Biodiesel, Inc. and Green Energy Technology, Inc.

99.7	Letter of Intent between Better Biodiesel, Inc., Ron and Mary Crafts, John, James and Lynn Crawford, and Culinary Crafts, LLC.